EXHIBIT 10.16
SETTLEMENT AGREEMENT
     This Settlement Agreement (“Agreement”) is entered into by and among: Duke University, a North Carolina nonprofit and educational institution; Orexigen Therapeutics, Inc., a Delaware corporation; Elan Corporation, plc, an Irish corporation; Elan Pharma International Ltd., an Irish corporation; Elan Pharmaceuticals, Inc., a Delaware corporation; Eisai Inc., a Delaware corporation; Eisai Co., Ltd., a Japanese corporation; and Julianne E. Jennings, an individual (all collectively referred to herein as the “Parties” or, individually, the “Party”).
RECITALS
     WHEREAS, on May 6, 2002, Elan filed Provisional Application No. 60/378,446, which was converted into U.S. Patent Application No. 10/429,474 on May 2, 2003, relating to the use of zonisamide for weight loss treatment and naming Jennings as the sole inventor;
     WHEREAS, in April 2004, Elan transferred any and all rights it had in U.S. Patent Application No. 10/429,474 to Eisai Inc., and Eisai Inc. is presently the owner of U.S. Patent Application No. 10/429,474;
     WHEREAS, on May 17, 2002, Duke filed Provisional Application No. 60/380,874, which was converted into U.S. Patent Application No. 10/440,404 on May 19, 2003, relating to the use of zonisamide and other compounds for weight loss treatment and naming Kishore M. Gadde and Ranga R. Krishnan as co-inventors;
     WHEREAS, on July 12, 2004, Duke and Orexigen filed a civil action in the United States District Court for the Middle District of North Carolina against Elan, Eisai, and Jennings, which action is entitled, Duke University and Orexigen Therapeutics, Inc., v. Elan Corporation, plc, Elan Pharma International Ltd., Elan Pharmaceuticals, Inc., Eisai, Inc., Eisai Co., Ltd., and Julianne E. Jennings, Civil Action No. 1:04CV00532 (“the Action”);

     WHEREAS, in the Action, Duke and Orexigen sought a declaration to correct inventorship and assignment of U.S. Patent Application No. 10/429,474, and asserted various other claims;
     WHEREAS, in the Action, Elan, Eisai, and Jennings filed motions to dismiss the Action, which were granted in part and denied in part;
     WHEREAS, the Parties recognize the uncertainty of the outcome of disputed complex litigation, such as the Action, and the extended period of time that it could take to resolve matters through litigation;
     WHEREAS, the Parties wish to contain the fees, costs, and expenses associated with the Action, and have independently concluded that their respective interests would be best served by compromising and thereby terminating and concluding the Action; and
     WHEREAS, the Parties intend to bring to close all current and prospective litigation in the United States relating to the Eisai Patent(s) and the Duke Patent(s) (as those terms are defined in this Agreement), as set forth herein.
     NOW, THEREFORE, for good, valuable, and reciprocal consideration given and received, the sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties agree as follows:
1. DEFINITIONS. The following terms have the meanings ascribed to them, whether in the singular or plural:
     1.1 “Duke” means Duke University and shall include and encompass Duke’s divisions, subsidiaries, sub-entities, partners, joint-ventures, affiliates, owners, executives, officers, directors, administrators, successors, agents, insurers, underwriters, legal representatives, and present, past, or future parents.

     1.2 “Orexigen” means Orexigen Therapeutics, Inc. and shall include and encompass Orexigen’s divisions, subsidiaries, sub-entities, partners, joint-ventures, affiliates, owners, executives, officers, directors, administrators, successors, agents, insurers, underwriters, legal representatives, and present, past, or future parents.
     1.3 “Elan” means Elan Corporation, plc, Elan Pharma International Ltd., and Elan Pharmaceuticals, Inc. and shall include and encompass each of their divisions, subsidiaries, sub-entities, partners, joint-ventures, affiliates, owners, executives, officers, directors, administrators, successors, agents, insurers, underwriters, legal representatives, and present, past, or future parents.
     1.4 “Eisai” means Eisai Inc. and Eisai Co., Ltd. and shall include and encompass each of their divisions, subsidiaries, sub-entities, partners, joint-ventures, affiliates, owners, executives, officers, directors, administrators, successors, agents, insurers, underwriters, legal representatives, and present, past, or future parents, and shall also include any successors in interest to or assigns of the Eisai Patent(s), defined herein.
     1.5 “Jennings” means Julianne E. Jennings.
     1.6 “Eisai Patent(s)” means any patent that includes a claim which encompasses the use of zonisamide as the sole active ingredient to treat obesity or other weight-related disorders or conditions that (a) issues from U.S. Patent Application No. 10/429,474 filed on May 2, 2003, or (b) issues from any other U.S. patent application claiming in whole or in part the benefit of the filing date of, or which is otherwise based on the disclosure in, U.S. Patent Application No. 10/429,474 filed on May 2, 2003 or U.S. Provisional Application No. 60/378,446 filed on May 6, 2002.
     1.7 “Duke Patent(s)” means any patent that includes a claim which encompasses the use of zonisamide as the sole active ingredient to treat obesity or other weight-related disorders or conditions that (a) issues from U.S. Patent Application No. 10/440,404 filed on May 19, 2003, or (b) issues from any other U.S. patent application claiming in whole or in part the benefit of the filing date of, or which is otherwise based on the disclosure in, U.S. Patent Application No. 10/440,404 filed on May 19, 2003 or U.S. Provisional Application No. 60/380,874 filed on May 17, 2002.
     1.8 “Orexigen’s Product” means any product containing zonisamide in combination with any other active pharmaceutical agent, including but not limited to bupropion, wherein zonisamide and the other active pharmaceutical agent may be administered as a single dosage form or as separate dosage forms, the product being intended for use in the treatment of humans, including but not limited to the treatment of obesity or other weight-related disorders or conditions.
     1.9 “Effective Date” means the date that this Agreement has been signed by all of the Parties, which may be accomplished by counterparts.
     1.10 “Zonegran Product” means the pharmaceutical product currently approved by the FDA pursuant to NDA 20-789 and marketed in the United States by Eisai Inc. under the trademark ZONEGRAN®.
     1.11 “Gadde” means Kishore M. Gadde.
     1.12 “Krishnan” means Ranga R. Krishnan.
     1.13 “Person” means any individual, entity, corporation, partnership, joint venture, limited liability company, trust or unincorporated organization.
2. DISMISSAL AND RELEASES
     2.1 Dismissal of Action. Within five (5) days of the Effective Date, the Parties shall execute, and Duke and Orexigen shall cause their counsel to file, a Stipulation of Dismissal in the form attached as Exhibit A, which the Parties intend will dismiss Duke’s and Orexigen’s pending claims in the Action with prejudice in accordance with Federal Rule of Civil Procedure 41(a)(1)(ii).
     2.2 Release by Duke and Orexigen. Duke and Orexigen, in consideration of the agreements set forth herein, and intending to be legally bound, irrevocably release and forever discharge Elan, Eisai, and Jennings from any actions, causes of action, claims, suits, obligations, liabilities, and demands whatsoever, whether in law, in equity or otherwise, arising under the laws of the United States or any State within the United States, whether known or unknown, asserted or unasserted, existing as of the Effective Date, based upon, arising out of or in any way relating to either (a) the Action, or (b) the Duke Patent(s).
     2.3 Release by Elan, Eisai, and Jennings. Elan, Eisai, and Jennings, in consideration of the agreements set forth herein, and intending to be legally bound, irrevocably release and forever discharge Duke and Orexigen from any actions, causes of action, claims, suits, obligations, liabilities, and demands whatsoever, whether in law, in equity or otherwise, arising under the laws of the United States or any State within the United States, whether known or unknown, asserted or unasserted, existing as of the Effective Date, based upon, arising out of or in any way relating to either (a) the Action, or (b) the Eisai Patent(s).
     2.4 Limitations on Releases. The releases set forth above in Paragraphs 2.2 and 2.3 are limited to the United States only and do not apply to, and the Parties expressly reserve their rights with respect to, any and all actions, causes of action, claims, suits, obligations, liabilities, and demands whatsoever outside the United States. In addition, the releases set forth above in Paragraphs 2.2 and 2.3 do not apply to:
     (a) Any claims based upon or arising out of the rights and obligations created by this Agreement; or
     (b) The rights of the Parties with respect to the Duke Patent(s) and the Eisai Patent(s) in any and all present or future proceedings in the U.S. Patent and Trademark Office, including but not limited to any interference proceeding relating to the Duke Patent(s), the Eisai Patent(s), or the applications for those patents.

     2.5 Waiver. Each Party acknowledges being familiar with Section 1542 of the California Civil Code, which reads as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Each Party acknowledges and agrees that the Party is releasing unknown claims and waives all rights that the Party may have under Civil Code Section 1542 or under any other statute or common law principle of similar effect.
3. COVENANT NOT TO SUE
     3.1 By Duke and Orexigen. Duke and Orexigen, hereby covenant that they will not, individually or collectively, assert the Duke Patent(s) or any application for the Duke Patent(s) against Elan, Eisai or Jennings or any of their successors, assigns, licensees, sublicensees, customers, distributors, suppliers, or users, for any conduct relating to the Zonegran Product, whether occurring before, on, or after the Effective Date. Duke and Orexigen shall impose this covenant on any third party to which Duke and Orexigen, may, after the Effective Date, assign, convey, sell, lease, encumber, license, sublicense, or otherwise transfer or grant any right in or to the Duke Patent(s) or any right or interest therein. Breach of any portion of this Paragraph 3.1 shall constitute a material breach of this Agreement.
     3.2 By Elan, Eisai and Jennings. Elan, Eisai, and Jennings hereby covenant that they will not, individually or collectively, assert the Eisai Patent(s) or any application for the Eisai Patent(s) against Duke or Orexigen or any of their successors, assigns, licensees, sublicensees, customers, distributors, suppliers, or users, for any conduct relating to Orexigen’s Product, whether occurring before, on, or after the Effective Date. Elan, Eisai, and Jennings shall impose this covenant on any third party to which Elan, Eisai, or Jennings may, after the Effective Date, assign, convey, sell, lease, encumber, license, sublicense, or otherwise transfer or grant any right in or to the Eisai Patent(s) or any right or interest therein. Breach of any portion of this Paragraph 3.2 shall constitute a material breach of this Agreement.

4. REPRESENTATIONS AND WARRANTIES
     4.1 By the Parties. Each Party represents and warrants that (a) it has not assigned or transferred to any other persons or entities any of its claims, demands, or causes of action settled and released herein, (b) it has the full power and authority to enter into this Agreement and to perform its obligations hereunder, (c) this Agreement is binding on and enforceable against it by the other Parties in accordance with its terms, and (d) the compliance by each of the Parties with its obligations hereunder will not conflict with or result in a breach of any agreement to which such Party is a party or is otherwise bound.
     4.2 By Jennings. Jennings represents that she has assigned all of her right, title, and interest in the Eisai Patent(s) to Elan, and that she is currently unaware of any Person with any right, title, or interest in the Eisai Patent(s) other than Eisai Inc. and/or Elan. Jennings further represents that she is not currently seeking and does not currently possess any patent rights in the United States relating to the use of zonisamide for the treatment of obesity or other weight-related disorders or conditions.
     4.3 By Elan. Elan represents that it assigned all of its right, title, and interest in the Eisai Patent(s) to Eisai, and that it is currently unaware of any Person with any right, title, or interest in the Eisai Patent(s) other than Eisai Inc. Elan further represents that it is not currently seeking and does not currently possess any patent rights in the United States relating to the use of zonisamide for the treatment of obesity or other weight-related disorders or conditions.
     4.4 By Eisai. Eisai represents that Eisai Inc. has not assigned or otherwise transferred any right, title, or interest in the Eisai Patent(s), and that it is currently unaware of any Person with any right, title, or interest in the Eisai Patent(s) other than Eisai Inc. Eisai further represents that, other than the Eisai Patent(s), it is not currently seeking and does not currently possess any patent rights in the United States relating to the use of zonisamide for the treatment of obesity or other weight-related disorders or conditions.

     4.5 By Duke and Orexigen. Duke represents that Gadde and Krishnan have assigned all of their right, title, and interest in the Duke Patent(s) to Duke. Duke further represents that it has not assigned, licensed or otherwise transferred any right, title, or interest in the Duke Patent(s) to any Person, except to Orexigen. Orexigen represents that it has not assigned, licensed or otherwise transferred any right, title, or interest in the Duke Patent(s) to any Person, except to Duke. Duke and Orexigen further represent that they are currently unaware of any Person with any right, title, or interest in the Duke Patent(s), other than Duke and Orexigen.
5. TERM
     5.1 Term. This Agreement shall become effective on the Effective Date and shall continue in force until the latter of (a) the expiration of the last of the Eisai Patent(s) and the Duke Patent(s), or (b) the final abandonment of all U.S. patent applications for the Eisai Patent(s) and the Duke Patent(s).
6. GENERAL
     6.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of North Carolina (regardless of its or any other jurisdiction’s choice of law principles).
     6.2 Further Assurances. Each Party agrees to take or cause to be taken such further actions, and to execute, deliver, and file, or cause to be executed, delivered, and filed, such further documents and instruments and to obtain such consents, as may be reasonably required or requested in order to effectuate fully the purposes, terms, and conditions of this Agreement.
     6.3 Severability. If any term, clause, or provision of this Agreement shall be determined to be invalid or unenforceable, the unenforceable or invalid article or provision shall be deemed deleted from this Agreement and replaced with an article or provision which accomplishes, to the extent possible, the original business purpose of such article or provision in an enforceable and valid manner, and the validity of any other term, clause, or provision shall not be affected.
     6.4 Counterparts. This Agreement may be executed (including, without limitation, by facsimile signature) in one or more counterparts, with the same effect as if the Parties had signed the same document. Each counterpart so executed shall be deemed to be an original, and all such counterparts shall be construed together and shall constitute one Agreement.
     6.5 Entire Agreement; Amendment. This Agreement, including Exhibit A attached hereto, which is incorporated herein by reference, constitutes the entire understanding and only agreement between the Parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous negotiations, representations, agreements, and understandings, written or oral, that the Parties may have reached with respect to the subject matter hereof. No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of each of the Parties.
     6.6 Agency. Nothing herein contained shall be deemed to create or give rise to an agency, joint venture, or partnership relationship or any fiduciary duty among the Parties.
     6.7 Waivers and Amendments. Failure by any Party to enforce any provision of this Agreement shall not be deemed a waiver of that provision or of any other provision of this Agreement. Any claim of waiver of any right, obligation, term, or condition of this Agreement and any claim that any provision of this Agreement has been modified or amended shall be null and void unless such waiver, modification, or amendment is made in writing and signed by authorized representatives of all Parties.
     6.8 Assignment. This Agreement may be assigned by any Party.
     6.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties, their respective successors and assigns.

     6.10 Legal Counsel. All Parties have engaged legal counsel in the drafting, negotiating, and finalizing of this Agreement and any presumption against the drafter of any particular provision herein (or against the drafter of this Agreement as a whole) shall be of no effect whatsoever and each Party covenants to, and shall, refrain from asserting or relying upon any such presumption.
     6.11 Notices. All notices required or permitted to be given hereunder shall be given in writing, sent by facsimile and first class mail, and shall be sent as follows:
If to Duke:
Robert L. Taber, Ph.D.
Vice Chancellor, Science and Technology Development
Duke University Medical Center
Room 121 Davison Building, Box 3701
Durham, NC 27710
Fax: 919-681-7642
with a copy to:
Craig S. Summers
Knobbe, Martens, Olson & Bear, LLP
2040 Main Street, 14th Floor
Irvine, CA 92614
Fax: 949-760-9502
If to Orexigen:
Anthony A. McKinney
Chief Operating Officer
Orexigen Therapeutics, Inc.
12481 High Bluff Drive, Suite 150
San Diego, CA 92130
Fax: 949-271-3791

with a copy to:
Craig S. Summers
Knobbe, Martens, Olson & Bear, LLP
2040 Main Street, 14th Floor
Irvine, CA 92614
Fax: 949-760-9502
If to Elan:
Richard T. Collier
EVP & General Counsel
Elan Corporation, plc
3000 Horizon Drive
King of Prussia, PA 19406
Fax: 610-313-8845
with a copy to:
Steven C. Cherny
Latham & Watkins, LLP
885 Third Avenue, Suite 1000
New York, NY 10022
Fax: 212-751-4864
If to Eisai:
Eisai Inc.
Glenpointe Centre West
500 Frank W. Burr Blvd.
Teaneck, N.J. 07666
Fax: 201-692-9120
Attn: General Counsel

After February 1, 2007 to:
Eisai Inc.
100 Tice Boulevard
Woodcliff Lake, NJ 07667
Attn: General Counsel
with a copy to:
Covington & Burling LLP
One Front Street
San Francisco, CA 94111
Fax: 415-591-6091
Attn: Scott Schrader, Esq.
If to Jennings:
Julianne E. Jennings
12404 Mona Lisa Street
San Diego, CA 92130
Fax: 212-751-4864
with a copy to:
Steven C. Cherny
Latham & Watkins, LLP
885 Third Avenue, Suite 1000
New York, NY 10022
Fax: 212-751-4864

     IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Agreement.

DUKE UNIVERSITY		OREXIGEN THERAPEUTICS, INC.

By:	/s/ Robert Taber	By:	/s/ Gary D. Tollefson

Name: Robert Taber		Name: Gary D. Tollefson
Title: Vice Chancellor		Title: CEO/President
Date: 12/1/06		Date: 07 Dec. 2006

ELAN CORPORATION, PLC		ELAN PHARMA INT’L LTD.

By:	/s/ William F. Daniel	By:	/s/ William F. Daniel

Name: William F. Daniel		Name: William F. Daniel
Title: EVP and Company Secretary		Title: Director
Date: 7 December 2006		Date: 7 December 2006

ELAN PHARMACEUTICALS, INC.		EISAI INC.

By:	/s/ Richard T. Collier	By:	/s/ Alexander Scott

Name: Richard T. Collier		Name: Alexander Scott
Title: EVP & General Counsel		Title: VP. Business Development
Date: 7 December 2006		Date: December 12, 2006

EISAI CO., LTD.		JULIANNE E. JENNINGS

By:	/s/ Nobuo Deguchi	By:	/s/ Julianne E. Jennings

Name: Nobuo Deguchi		Name: Julianne E. Jennings
Title: Senior Vice President		Title:

Date: Dec. 14th, 2006		Date: 11 December 2006

EXHIBIT A

IN THE UNITED STATES DISTRICT COURT
FOR THE MIDDLE DISTRICT OF NORTH CAROLINA
Durham Division

DUKE UNIVERSITY, a North Carolina	)
nonprofit and educational institution; and	)
OREXIGEN THERAPEUTICS, INC., a	)
Delaware corporation,	)
)
Plaintiffs,	)
)
v.	)
	)	Civil Action No. 1:04CV00532
ELAN CORPORATION, plc, an Irish	)
corporation; ELAN PHARMA	)
INTERNATIONAL LTD., an Irish corporation;	)
ELAN PHARMACEUTICALS, INC., a	)
Delaware corporation; EISAI, INC., a Delaware	)
corporation; EISAI CO., LTD., a Japanese	)
corporation; and JULIANNE E. JENNINGS, an	)
individual,	)
)
Defendants.	)
)
STIPULATION OF DISMISSAL
     DUKE UNIVERSITY, a North Carolina nonprofit and educational institution; and OREXIGEN THERAPEUTICS, INC., a Delaware corporation, Plaintiffs, and ELAN CORPORATION, plc, an Irish corporation; ELAN PHARMA INTERNATIONAL LTD., an Irish corporation; ELAN PHARMACEUTICALS, INC., a Delaware corporation; EISAI, INC., a Delaware corporation; and EISAI CO., LTD., a Japanese corporation, and JULIANNE E. JENNINGS, an individual, Defendants, having settled and resolved this action, HEREBY STIPULATE AND AGREE that this action be, and it hereby is, dismissed with prejudice pursuant to Fed.R.Civ.P. 41(a)(1)(ii). Each party shall bear its own costs and attorneys’ fees.

DUKE UNIVERSITY and OREXIGEN
THERAPEUTICS, INC.

By:

Blas P. Arroyo (N.C. Bar # 9860)
ALSTON & BIRD LLP
Suite 4000, Bank of America Plaza
101 South Tryon Street
Charlotte, NC 28280
Telephone: (704) 444-1000
Facsimile: (704) 444-1111

Craig S. Summers
Paul A. Stewart
Sheila N. Swaroop
KNOBBE MARTENS OLSON & BEAR, LLP
2040 Main Street, 14th Floor
Irvine, CA 92614

ELAN CORPORATION, plc, ELAN PHARMA
INTERNATIONAL LTD., and ELAN
PHARMACEUTICALS, INC., and JULIANNE
E. JENNINGS

By:

Mack Sperling (N.C. Bar # 11094)
BROOKS, PIERCE, MCLENDON,
HUMPHREY & LEONARD LLP
200 Renaissance Plaza
230 North Elm St.
PO Box 26000
Greensboro, NC 27420
Telephone: (336) 373-8850
Facsimile: (336) 378-1001

Steven C. Cherney
LATHAM & WATKINS LLP
885 Third Ave., Suite 1000
New York, NY 10022-4802

EISAI, INC. and EISAI CO., LTD.

By:

Richard A. Coughlin (N.C. Bar # )
SMITH MOORE LLP
Wachovia Tower, Suite 1400
300 North Greene Street
Post Office Box 21927
Greensboro, NC 27420
Telephone: (336) 378-5471
Facsimile: (336) 378-5400

Christopher N. Sipes, Esq.
Natalie M. Derzko, Esq.
Jason M. Knott, Esq.
COVINGTON & BURLING
1201 Pennsylvania Ave. NW
Washington, DC 20004

Scott A. Schrader, Esq.
COVINGTON & BURLING
One Front Street
San Francisco, CA 94111
SO ORDERED this ___ day of                                         , 2006.

United States District Judge